                                                                   Exhibit 5.1


                                January 7, 1997



(214) 698-3110                                                     C 93317-00028


Thousand Trails, Inc.
2711 LBJ Freeway
Suite 200
Dallas, TX  75234

     Re: Registration Statement on Form S-1, as filed on January 7, 1997 (the "Registration Statement")

Dear Ladies and Gentlemen:

     We have acted as special counsel to Thousand Trails, Inc., a Delaware corporation (the "Company"), successor by merger to USTrails Inc., a Nevada corporation ("USTrails"), in connection with the Company's registration of the transfer of its Senior Subordinated Pay-In-Kind Notes due 2003 (the "PIK Notes"). The Company is registering the transfer of these securities on behalf of the Selling Security Holders described in the Registration Statement. We are rendering this opinion pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

     To render the opinion set forth herein, we have examined the documents described below. We have assumed that no agreements or understandings exist among any of the parties to these documents or with any third parties that would expand, modify, or otherwise affect the terms of these documents or the respective rights or obligations of the parties thereunder.

          1.  The Restated Certificate of Incorporation of the Company.

          2.  The bylaws of the Company.

          3. The resolutions of the board of directors of the Company, dated as of October 1, 1996 and November 19, 1996.

Thousand Trails, Inc.
January 7, 1997
Page 2


          4. The Indenture, dated as of July 17, 1996, between USTrails and Fleet National Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of November 20, 1996 between the Company and the Trustee.

          5.   The form of the PIK Notes.

          6.   The Registration Statement.

     We have also examined such other documents as we deemed necessary to render the opinions set forth herein. In connection with our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to originals of all copies of documents submitted to us, and the authenticity of the originals of such copied documents. We have also relied upon the certificates of public officials and corporate officers with respect to the accuracy of all matters contained therein without any independent verification thereof.

     Based upon and subject to the foregoing examination and to the qualifications, limitations, exceptions, and assumptions set forth herein, we are of the opinion that:

          1. The Company has the corporate power and authority to issue the PIK Notes.

          2. The PIK Notes have been duly authorized by all requisite corporate action.

          3.   The PIK Notes are valid and binding obligations of the Company.

     Our opinion set forth in paragraph 3 above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders), and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

     Our opinions expressed herein are based upon the laws of the State of New York and, with respect to the opinions expressed in paragraph 1 and 2 above, the Delaware General Corporation Law, and nothing herein shall be deemed to be an opinion as to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York, or the interpretation thereof, change.

     This opinion is intended solely for the Company's use. No other person may rely upon this opinion or reproduce or file it publicly without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Thousand Trails, Inc.
January 7, 1997
Page 3



                                        Very truly yours,


                                        GIBSON, DUNN & CRUTCHER, LLP

IFS/EJC